Filed Pursuant to Rule 433
                                                      File Number: 333-133181-04

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                  February 21, 2007
BCAP LLC Trust, 2007-AA1, Group II
--------------------------------------------------------------------------------

                                  $565,337,000

                                 BCAP LLC TRUST
                               2007-AA1, GROUP II

                        NEW ISSUE PRELIMINARY TERM SHEET

--------------------------------------------------------------------------------

                            BCAP LLC Trust, 2007-AA1
                                     Issuer

                                    BCAP LLC
                                    Depositor

                               IndyMac Bank F.S.B.
                                   Originator

                               IndyMac Bank F.S.B.
                                    Servicer

                      Deutsche Bank National Trust Company
                                     Trustee

                              Barclays Capital Inc.
                          Sole Lead Manager/Bookrunner

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                  February 21, 2007
BCAP LLC Trust, 2007-AA1, Group II
--------------------------------------------------------------------------------

                          IMPORTANT NOTICE REGARDING THE CONDITIONS
                        FOR THIS OFFERING OF ASSET-BACKED SECURITIES

    The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

    The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

    The free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

    The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

    The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:
http://www.sec.gov/Archives/edgar/data/1337454/000091412106002138/by903095-s3a3.txt

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

    Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                  February 21, 2007
BCAP LLC Trust, 2007-AA1, Group II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Transaction Summary
--------------------------------------------------------------------------------

                                                            $565,337,000

                                                 BCAP LLC Trust, 2007-AA1, Group II

                           Expected          Credit
                           Ratings           Support %   Certificate Interest
Class       Size(1)        (Moody's/ S&P)    (1)(2)      Rate                    WAL (years) (5)   Collateral (6)   Certificate Type
------------------------------------------------------------------------------------------------------------------------------------
                                                        Offered Certificates
------------------------------------------------------------------------------------------------------------------------------------
II-A-1      $474,032,000   Aaa/ AAA          16.57%      LIBOR(3)                2.98              Hybrid ARMs       Super Senior
II-A-2      $52,670,000    Aaa/ AAA          7.30%       LIBOR(3)                2.98              Hybrid ARMs       Mezz Senior
II-M-1      $7,386,000     Aa1/ AA+          6.00%       LIBOR(4)                5.27              Hybrid ARMs       Subordinate
II-M-2      $6,818,000     Aa2/ AA           4.80%       LIBOR(4)                5.26              Hybrid ARMs       Subordinate
II-M-3      $3,977,000     Aa3/ AA-          4.10%       LIBOR(4)                5.26              Hybrid ARMs       Subordinate
II-M-4      $3,693,000     A1/ A+            3.45%       LIBOR(4)                5.26              Hybrid ARMs       Subordinate
II-M-5      $3,409,000     A2/ A             2.85%       LIBOR(4)                5.26              Hybrid ARMs       Subordinate
II-M-6      $5,966,000     Baa1/ BBB+        1.80%       LIBOR(4)                5.18              Hybrid ARMs       Subordinate
II-M-7      $3,693,000     Baa3/ BBB         1.15%       LIBOR(4)                4.76              Hybrid ARMs       Subordinate
II-M-8      $3,693,000     NR/ BBB-          0.50%       LIBOR(4)                3.78              Hybrid ARMs       Subordinate

(1) The class sizes and related credit enhancement levels are subject to variance of +/- 5% based upon the final pool and rating agency evaluation of subordination, overcollateralization ("OC") and excess spread.

(2) Credit enhancement for the Offered Certificates will be provided by a combination of subordination, OC, loss allocation and excess spread all as more fully described herein. The expected initial credit enhancement percentages (calculated using the Overcollateralization Target Amount) are as provided above. The initial OC level for the Offered Certificates will equal approximately 0.50% of the Cut-off Date unpaid principal balance of the mortgage loans and the Overcollateralization Target Amount for the Offered Certificates will equal 0.50% of the Cut-Off Date unpaid principal balance of the mortgage loans. Excess spread may be applied to pay principal on the Certificates, resulting in a limited acceleration of the Certificates, in order to maintain the OC level at the Overcollateralization Target Amount.

(3) The Certificate Interest Rate for the Class II-A-1 and Class II-A-2 Certificates (collectively, the "Class II-A Certificates") will be a floating rate based on the lesser of (i) One-Month LIBOR plus the related margin, and (ii) the weighted average of the net mortgage rates on the mortgage loans, adjusted to account for any net swap payments or swap termination payments payable to the swap counterparty, and adjusted to an actual over 360-day rate. Beginning on the first Distribution Date after the first possible Optional Clean-Up Call, the margin for the Class II-A Certificates will increase to 2.0 times the original margin.

(4) The Certificate Interest Rate for the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7 and Class II- M-8 Certificates (collectively, the "Class II-M Certificates") will be a floating rate based on the lesser of (i) One-Month LIBOR plus the related margin, and (ii) the weighted average of the net mortgage rates on the mortgage loans, adjusted to account for any net swap payments or swap termination payments payable to the swap counterparty, and adjusted to an actual over 360-day rate. Beginning on the first Distribution Date after the first possible Optional Clean-Up Call, the margin for the Class II-M Certificates will increase to 1.5 times the original margin.

(5) WALs are calculated assuming that the 10% Optional Clean-Up Call with respect to the Certificates is exercised on the earliest possible date. The WALs assume a prepayment pricing speed of 25% CPR.

(6) The pool will consist of conventional, 5-and 7-year hybrid adjustable rate mortgages with maturities up to 30 years.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                  February 21, 2007
BCAP LLC Trust, 2007-AA1, Group II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Transaction Structure
--------------------------------------------------------------------------------

                                                                                                         Offered
                                                                                                       Certificates
                                                                                                    _  _  _  _  _
                                                                                                  |              |
|--------------------|    Mortgage    |------------------|     Mortgage    |-------------------|      Class II-A    |-------------|
|                    |      Loans     |                  |       Loans     |                   |  |  Certificates|  |  Investors  |
| Barclays Bank PCL  |--------------->|     BCAP LLC     | --------------->|   BCAP LLC Trust, |-- ---------------->--------------
|      (Seller)      |                |   (Depositor)    |                 |      2007-AA1     |  |              |
|                    |<---------------|                  | <---------------|      (Issuer)     |-- ---------------->|-------------|
|--------------------|    Class II-CE |------------------|     Class II-CE |-------------------|  |   Class II-M  | |  Investors  |
                          and Class                            and Class                             Certificates   --------------
                            II-R                                  II-R                            | _  _  _  _  _ |
                         Certificates                         Certificates


--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                  February 21, 2007
BCAP LLC Trust, 2007-AA1, Group II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Description of the Mortgage Loans
--------------------------------------------------------------------------------

The mortgage loans ("Hybrid ARMs") are adjustable rate and are indexed to Six-Month LIBOR, One-Year LIBOR or One-Year CMT with initial rate adjustments occurring five or seven years after the date of origination. The mortgage loans are secured by first liens on one- to four-family residential properties. Approximately 89.81% (by principal balance) of the mortgage pool allows for payments of interest only for terms of 5, 7 or 10 years. After such interest only period, each such mortgage loan will fully amortize over its remaining term. The remaining approximately 10.19% of the mortgage loans fully amortize over their original term (not more than 30-years). Below is a further summary of the collateral characteristics of the mortgage loans by each mortgage loan group and the total pool (as of February 1, 2007):

|X|   The mortgage loans were originated and are serviced by IndyMac.

|X| The mortgage loans have penalties for full or partial prepayments in the percentages in the immediately following table and further detailed in the attached Collateral Tables. The prepayment penalties are generally soft, therefore borrowers will not be required to pay the penalty if the mortgaged property is sold. Prepayment penalty cashflows will not be available to pay any certificates.

      ------------------------ -------------- -------------- -------------- --------------
       Prepayment Term           No Pre Pay      12 Months      36 Months      60 Months
      ------------------------ -------------- -------------- -------------- --------------
      Total                       61.37%         14.76%          5.17%         18.69%
      ------------------------ -------------- -------------- -------------- --------------

|X| Approximately 16.05% of the mortgage loans were originated with full and/or alternative documentation (Note: such alternative documentation includes the recommendations as provided by the automated underwriting systems of Fannie Mae and Freddie Mac).

|X| The two states with the largest concentration are California (approximately 63.60%) and New York (approximately 4.62%).

|X|   The non-zero weighted average FICO score is approximately 710.

|X| The weighted average LTV is approximately 74.66%. The weighted average CLTV including subordinate financing at the time of origination is approximately 84.76%.

|X| None of the mortgage loans have an LTV over 80% without any primary mortgage insurance coverage.

             ---------- ---------- -------- --------- ----------- ---------- ---------- -------- ---------- --------- --------
                          % of      Gross     Net        WAM        Gross       Net     Initial  Periodic     Max      Mos.
                          Pool     WAC (%)  WAC (%)    (months)   Margin     Margin       Cap       Cap       Rate      To
                                                                     (%)        (%)      (%)       (%)       (%)      Reset
             ---------- ---------- -------- --------- ----------- ---------- ---------- -------- ---------- --------- --------
             5-Year         75.58    6.194     5.944         358      2.720      2.470    4.994      1.932    11.234       58
             7-Year         24.42    6.377     6.127         358      2.624      2.374    5.007      1.870    11.461       82
             Total         100.00    6.238     5.988         358      2.697      2.447    4.997      1.917    11.290       64
             ---------- ---------- -------- --------- ----------- ---------- ---------- -------- ---------- --------- --------

      Please note that the collateral information on the Mortgage Loans included herein is preliminary and subject to change.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                  February 21, 2007
BCAP LLC Trust, 2007-AA1, Group II
--------------------------------------------------------------------------------

PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.


--------------------------------------------------------------------------------
Summary of Terms
--------------------------------------------------------------------------------

Issuer: BCAP LLC Trust 2007-AA1 will issue the Mortgage Pass-Through Certificates, Series 2007-AA1. The certificates and the mortgage loans will be divided into two separate groups ("Group I" and "Group II"). All of the references in this term sheet to mortgage loans, certificates, the interest rate swap agreement and payments made thereon relate solely to Group II.

Depositor:                     BCAP LLC.

Originator:                    IndyMac Bank F.S.B.

Servicer:                      IndyMac Bank F.S.B.

Trustee:                       Deutsche Bank National Trust Company.

Sole Bookrunner:               Barclays Capital Inc.

Rating Agencies:               Moody's Investors Service and Standard & Poor's.

Cut-off Date:                  February 1, 2007.

Closing Date:                  February 27, 2007.

Distribution Date:             25th day of each month (or the next business
                               day), commencing March 2007.

Final Distribution Date:       March 2037.

Offered Certificates:          The Class II-A-1, Class II-A-2, Class II-M-1,
                               Class II-M-2, Class II-M-3, Class II-M-4, Class
                               II-M-5, Class II-M-6, Class II-M-7 and Class
                               II-M-8 Certificates.

Class II-R Certificates:       Represent the residual interests in the REMICs.

Class II-CE Certificates:      The Class II-CE Certificates are not offered
                               herein. The Class II-CE Certificates will have an initial certificate principal balance of approximately $2,842,204, which is approximately equal to the required initial overcollateralization. This is based upon the notional amount of approximately $568,179,204.

Due Period:                    With respect to any Distribution Date, the period
                               commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Prepayment Period:             With respect to any Distribution Date is the
                               calendar month immediately preceding the month in which such Distribution Date occurs.

Optional Clean-Up Call:        Under certain conditions as provided for in the
                               prospectus supplement, the holder of a majority percentage interest in the Class II-R Certificate may repurchase each of the mortgage loans when the aggregate principal balance of the mortgage loans as of the Cut-off Date is reduced to 10% of the aggregate principal balance as of the Cut-off
                               Date.

Registration:                  The Offered Certificates will be available in
                               book-entry form through DTC.

Denominations:                 The Offered Certificates are issuable in minimum
                               denominations of an original amount of $25,000 and multiples of $1 in excess thereof.

Federal Tax Treatment:         The Offered Certificates will represent "regular
                               interests" in a REMIC and, to a limited extent, interests in certain basis risk interest carryover payments, which will be treated for tax purposes as notional contracts. The tax advice contained in this term sheet is not intended or written to be used, and cannot be used, for the purpose of avoiding U.S. federal, state, or local tax penalties. This advice is written in connection with the promotion or marketing by the Issuer and Depositor of the Offered Certificates.
                               You should seek advice based on your particular circumstances from an independent tax advisor.

ERISA Considerations:          The Offered Certificates generally may be
                               purchased by, on behalf of, or with plan assets of, a Plan, subject to the considerations set forth in the prospectus supplement. Plan fiduciaries should note the additional representations deemed to be made because of the Certificate Swap Agreement, which will be described under "ERISA Considerations" in the prospectus supplement relating to the Offered
                               Certificates. In addition, the Pension Protection
                               Act of 2006 makes significant changes to ERISA rules relating to prohibited transactions and plan assets, among other areas. Potential investors should consult with their advisors regarding the consequences of these changes.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                  February 21, 2007
BCAP LLC Trust, 2007-AA1, Group II
--------------------------------------------------------------------------------

SMMEA Eligibility:             The Class II-A-1, Class II-A-2, Class II-M-1,
                               Class II-M-2 and Class II-M-3 Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
                               1984. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the Offered
                               Certificates. You should consult you own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the Offered
                               Certificates.

P&I Advances:                  The Servicer will be obligated to advance, or
                               cause to be advanced, cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent that the Servicer reasonably believes that such cash advances can be repaid from further payments of the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the Certificates and are not intended to guarantee or insure against losses.

Net Mortgage Rate:             On any mortgage loan, the then applicable
                               mortgage rate thereon minus the sum of (1) the Servicing Fee Rate and (2) any lender paid mortgage insurance premium rate, if applicable.

Servicing Fee:                 With respect to each mortgage loan and any
                               Distribution Date, the fee payable to the Servicer in respect of servicing compensation that accrues at an annual rate equal to the servicing fee rate multiplied by the stated principal balance of such mortgage loan as of the first day of the related Due Period.

Servicing Fee Rate:            0.250% per annum.

Accrual Period:                The period from and including the preceding
                               Distribution Date (or from the Closing Date with respect to the first Distribution Date) to and including the day prior to the current
                               Distribution Date.

Interest Day Count:            The trustee will calculate interest on all of the
                               classes of Certificates on an actual/360 basis and the Certificates will settle flat.

Credit Support for the         Subordination (includes initial OC):
Certificates:

                               Initially 16.57% for the Class II-A-1
                               Certificates, 7.30% for the Class II-A-2
                               Certificates, 6.00% for the Class II-M-1
                               Certificates, 4.80% for the Class II-M-2
                               Certificates, 4.10% for the Class II-M-3
                               Certificates, 3.45% for the Class II-M-4
                               Certificates, 2.85% for the Class II-M-5
                               Certificates, 1.80% for the Class II-M-6
                               Certificates, 1.15% for the Class II-M-7
                               Certificates and 0.50% for the Class II-M-8
                               Certificates.

                               |X| Overcollateralization ("OC")

                                   o       Initial (% Orig.)     0.50%
                                   o       OC Target (% Orig.)   0.50%
                                   o       OC Floor (% Orig.)    0.50%

                               |X| Excess Spread, which will initially be equal to approximately 110 bps per annum (before losses) as of the Cut-off Date, is expected to be available to cover losses on all the Certificates and to replenish OC as needed.

Interest Available:            For any Distribution Date is equal to: (a) the
                               sum, without duplication, of: (1) all scheduled interest on the mortgage loans due on the related due date and received by the Servicer on or prior to the related date of determination, less the Servicing Fee and any payments made in respect of premiums on lender paid mortgage insurance, (2) all interest on prepayments on the mortgage loans, (3) all advances relating to interest in respect of the mortgage loans, (4) amounts paid by the Servicer in respect of Compensating
                               Interest, (5) the interest portion of liquidation proceeds, insurance proceeds, and condemnation proceeds of the mortgage loans received during the related Prepayment Period (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and any unreimbursed advances), and (6) the interest portion of all proceeds of the repurchase of mortgage loans during the preceding calendar month, minus (b) (1) any Net Swap Payment due to the Certificate Swap Provider and the amount of any Swap Termination Payment due to the Certificate Swap Provider (other than Defaulted
                               Swap Termination Payments) payable from available funds and (2) all advances made by the Servicer in respect of the mortgage loans relating to interest and certain expenses not reimbursed as of the prior due date.

Accrued Certificate Interest:  For any Distribution Date and each class of
                               Certificates, interest accrued during the related accrual period at the then-applicable Certificate Interest Rate on the related certificate principal balance thereof immediately prior to such Distribution Date, as reduced by that class's share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil Relief Act or any similar state statute.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                  February 21, 2007
BCAP LLC Trust, 2007-AA1, Group II
--------------------------------------------------------------------------------

Certificate Interest Rate:     The Certificate Interest Rate for each class of
                               Offered Certificates will be a floating rate based on the lesser of (i) One-Month LIBOR plus the related margin, and (ii) the Net Rate Cap.
                               Beginning on the first Distribution Date after the first possible Optional Clean-Up Call, the margin for the Class II-A Certificates will increase to 2.0 times the original margin and the margin for the Class II-M Certificates will increase to 1.5 times the original margin.

Compensating Interest:         With respect to any Distribution Date and any
                               mortgage loan that was subject to a principal prepayment in full or in part during the related
                               Prepayment Period, which principal prepayment was applied to such mortgage loan prior to such mortgage loan's Due Date during such Prepayment
                               Period, the amount of interest that would have accrued on the amount of such principal prepayment during the period commencing on the date as of which such principal prepayment was applied to such mortgage loan and ending on the day immediately preceding such Due Date, inclusive.

Principal Remittance Amount:   For any Distribution Date, the sum of (a) the
                               principal portion of all scheduled monthly payments on the mortgage loans on the related due date or received by the Servicer on or prior to the Servicer remittance date or advanced by the Servicer for the Servicer remittance date, (b) the principal portion of all proceeds of the repurchase of mortgage loans during the preceding calendar month; and (c) the principal portion of all other unscheduled collections received during the preceding calendar month in respect of the mortgage loans, including, without limitation, the principal portion of liquidation proceeds, insurance proceeds and condemnation proceeds of the mortgage loans received during the Prepayment
                               Period (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and any unreimbursed advances).

Principal Distribution         For any Distribution Date, the sum of (a) the
  Amount:                      Basic Principal Distribution Amount with
                               respect to such Distribution Date and (b) the Extra Principal Distribution Amount.

Basic Principal Distribution   With respect to any Distribution Date, the excess
  Amount:                      of (i) the aggregate Principal Remittance Amount
                               for that Distribution Date over (ii) the Excess
                               Overcollateralization Amount, if any, for that Distribution Date.

Excess Overcollateralization   With respect to any Distribution Date, the
  Amount:                      excess, if any, of (a) the
                               Overcollateralization Amount on that Distribution
                               Date after taking into account payments to the Offered Certificates of the Principal Remittance
                               Amount on such Distribution Date over (b) the Overcollateralization Target Amount.

Net Monthly Excess Cashflow:   For any Distribution Date, the excess of (x) the
                               available funds for such Distribution Date over
                               (y) the sum for such Distribution Date of (a) the aggregate amount of Accrued Certificate Interest for the Certificates and unpaid Interest
                               Carryforward Amount for the Class II-A
                               Certificates and (b) the aggregate Principal
                               Remittance Amount used to make payments in respect of principal to the Offered Certificates and (c) Net Swap Payments owed to the Certificate
                               Swap Provider and any Swap Termination Payments
                               (other than Defaulted Swap Termination Payments) payable from available funds.

Extra Principal Distribution   For any Distribution Date, the lesser of (i) the
  Amount:                      Total Monthly Excess Spread for such
                               Distribution Date and (ii) the excess, if any, of
                               (a) the Overcollateralization Target Amount over
                               (b) the Overcollateralization Amount on such Distribution Date after taking into account payments to the Offered Certificates of the Principal Remittance Amount on such Distribution
                               Date.

Overcollateralization
  Amount: For any Distribution Date, the amount, if any, by which (i) the aggregate principal balance of the mortgage loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, after taking into account any Realized Losses on the mortgage loans incurred during the related Prepayment Period), exceeds (ii) the aggregate principal balance of the Offered Certificates as of such Distribution Date.

Senior Enhancement             For any Distribution Date, the percentage
  Percentage:                  obtained by dividing (x) the sum of (i) the
                               aggregate class certificate balance of the Class
                               II-M Certificates and (ii) the
                               Overcollateralization Amount (after taking into account the distributions of the Principal
                               Distribution Amount for that Distribution Date) by (y) the aggregate principal balance of the mortgage loans for that Distribution Date.

Senior Specified Enhancement   14.60%
  Percentage:

Interest Carryforward Amount:  With respect to each class of Offered
                               Certificates and each Distribution Date, is the excess of: (a) Accrued Certificate Interest for such class with respect to prior Distribution Dates, over (b) the amount actually distributed to such class with respect to interest on prior Distribution Dates.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                  February 21, 2007
BCAP LLC Trust, 2007-AA1, Group II
--------------------------------------------------------------------------------

Stepdown Date:                 The earlier to occur of (a) the Distribution Date
                               immediately following the Distribution Date on which the aggregate class certificate balance of the Class II-A Certificates has been reduced to zero and (b) the later to occur of (i) the distribution date in March 2010 and (ii) the first distribution date on which the Senior
                               Enhancement Percentage for the Class II-A
                               Certificates (calculated for this purpose only after taking into account payments of principal applied to reduce the stated principal balance of the mortgage loans for that Distribution Date but prior to any application of the Principal
                               Distribution Amount to the Certificates and principal payments from the Certificate Swap
                               Account to the Certificates on that Distribution
                               Date) is greater than or equal to the Senior
                               Specified Enhancement Percentage.

Trigger Event:                 A "Trigger Event," with respect to each
                               Distribution Date, exists if the three-month rolling average of the percent equal to the sum of the aggregate principal balance of the mortgage loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties over the sum of the aggregate principal balance of the mortgage loans as of the last day of the related Due Period, equals or exceeds the product of 40.00% and the Senior
                               Enhancement Percentage or if the Cumulative Loss
                               Test has been violated.

Overcollateralization Floor:   An amount equal to 0.50% of the aggregate
                               principal balance of the mortgage loans as of the Cut-off Date.

Overcollateralization Target   The initial OC level for the Offered Certificates
Amount:                        will equal approximately 0.50% of the Cut-off
                               Date unpaid principal balance of the mortgage loans. The Overcollateralization Target Amount for the Offered Certificates will equal (i) prior to the Stepdown Date 0.50% of the Cut-off Date unpaid principal balance of the mortgage loans,
                               (ii) on or after the Stepdown Date, if there is no Trigger Event in effect, the greater of (a)
                               1.00% of the unpaid principal balance of the mortgage loans (after taking into account principal received on the mortgage loans that is distributed on that Distribution Date) and (b) the Overcollateralization Floor and (iii) on or after the Stepdown Date, if a Trigger Event is in effect, the Overcollateralization Target Amount for the prior Distribution Date. On or after the date on which the aggregate class certificate balance of the Offered Certificates has been reduced to zero, the Overcollateralization Target
                               Amount will equal zero.

Cumulative Loss Test:          The Cumulative Loss Test is violated on any
                               Distribution Date if the aggregate amount of Realized Losses incurred on the mortgage loans since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the mortgage loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution
                               Date.

                               Distribution Date:                    Percentage:
                               ------------------                    -----------

                               March 2009 through February 2010:     0.20% with respect to March 2009,  plus an additional  1/12th of 0.25% for each month thereafter through February 2010.

                               March 2010 through February 2011:     0.45% with respect to March 2010,  plus an additional  1/12th of 0.30% for each month thereafter through February 2011.

                               March 2011 through February 2012:     0.75% with respect to March 2011,  plus an additional  1/12th of 0.35% for each month thereafter through February 2012.

                               March 2012 through February 2013:     1.10% with respect to March 2012,  plus an additional  1/12th of 0.20% for each month thereafter through February 2013.

                               March 2013 and thereafter:            1.30% with respect to March 2013.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                  February 21, 2007
BCAP LLC Trust, 2007-AA1, Group II
--------------------------------------------------------------------------------

Priority of Payments:          Payments on the Certificates will be made on the
                               25th day of each month (or the next business day thereafter). Interest Available will be distributed according to the following priority:

                               Interest Payments:

                               1. From Interest Available, on a pro rata basis based upon their respective entitlements, to the holders of the Class II-A-1 and Class II-A-2 Certificates, any related Accrued Certificate interest and any related unpaid Interest Carryforward Amounts;

                               2. From remaining Interest Available, to the holders of the Class II-M-1 Certificates, the Accrued Certificate Interest for such class;

                               3. From remaining Interest Available, to the holders of the Class II-M-2 Certificates, the Accrued Certificate Interest for such class;

                               4. From remaining Interest Available, to the holders of the Class II-M-3 Certificates, the Accrued Certificate Interest for such class;

                               5. From remaining Interest Available, to the holders of the Class II-M-4 Certificates, the Accrued Certificate Interest for such class;

                               6. From remaining Interest Available, to the holders of the Class II-M-5 Certificates, the Accrued Certificate Interest for such class;

                               7. From remaining Interest Available, to the holders of the Class II-M-6 Certificates, the Accrued Certificate Interest for such class;

                               8. From remaining Interest Available, to the holders of the Class II-M-7 Certificates, the Accrued Certificate Interest for such class;

                               9. From remaining Interest Available, to the holders of the Class II-M-8 Certificates, the Accrued Certificate Interest for such class; and

                               10. Any remainder to be included as Net Monthly Excess Cashflow as described below.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                  February 21, 2007
BCAP LLC Trust, 2007-AA1, Group II
--------------------------------------------------------------------------------

Priority of Payments (cont.):  Principal Distributions:

                               Prior to the Stepdown Date or a Distribution Date on which a Trigger Event is in effect, an amount equal to the Principal Distribution Amount, in the following order of priority:

                               1.  To the extent that interest funds are
                                   insufficient, any additional amounts
                                   necessary to make a Net Swap Payment and/or a Swap Termination Payment (other than a Swap Termination Payment due to a Defaulted Swap Termination Payment) due to the Certificate Swap Provider;

                               2.  Pro rata based on certificate principal
                                   balances, to the holders of the Class II-A-1 and Class II-A-2 Certificates, until the certificate principal balance of each such class has been reduced to zero;

                               3. To the holders of the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7 and Class II-M-8 Certificates, sequentially in that order, until the certificate principal balance of each such class has been reduced to zero; and

                               4. Any remainder to be included as part of Net Monthly Excess Cashflow as described below.

                               On or after the Stepdown Date and on a
                               Distribution Date on which a Trigger Event is not in effect, an amount up to the Principal Distribution Amount, in the following order of priority:

                               1.  To the extent that interest funds are
                                   insufficient, any additional amounts
                                   necessary to make a Net Swap Payment and/or a Swap Termination Payment (other than a Swap Termination Payment due to a Defaulted Swap Termination Payment) due to the Certificate Swap Provider;

                               2. The Class II-A Principal Distribution Amount, pro rata based on certificate principal balances, to the holders of the Class II-A-1 and Class II-A-2 Certificates, until the certificate principal balance of each such class has been reduced to zero;

                               3.  To the holders of the Class II-M-1
                                   Certificates, the Class II-M-1 Principal
                                   Distribution Amount until the certificate principal balance of such class has been reduced to zero;

                               4.  To the holders of the Class II-M-2
                                   Certificates, the Class II-M-2 Principal
                                   Distribution Amount until the certificate principal balance of such class has been reduced to zero;

                               5.  To the holders of the Class II-M-3
                                   Certificates, the Class II-M-3 Principal
                                   Distribution Amount until the certificate principal balance of such class has been reduced to zero;

                               6.  To the holders of the Class II-M-4
                                   Certificates, the Class II-M-4 Principal
                                   Distribution Amount until the certificate principal balance of such class has been reduced to zero;

                               7.  To the holders of the Class II-M-5
                                   Certificates, the Class II-M-5 Principal
                                   Distribution Amount until the certificate principal balance of such class has been reduced to zero;

                               8.  To the holders of the Class II-M-6
                                   Certificates, the Class II-M-6 Principal
                                   Distribution Amount until the certificate principal balance of such class has been reduced to zero;

                               9.  To the holders of the Class II-M-7
                                   Certificates, the Class II-M-7 Principal
                                   Distribution Amount until the certificate principal balance of such class has been reduced to zero;

                               10. To the holders of the Class II-M-8
                                   Certificates, the Class II-M-8 Principal
                                   Distribution Amount until the certificate principal balance of such class has been reduced to zero; and

                               11. Any remainder to be included as part of Net
                                   Monthly Excess Cashflow as described below.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                  February 21, 2007
BCAP LLC Trust, 2007-AA1, Group II
--------------------------------------------------------------------------------

Priority of Payments (cont.):  Net Monthly Excess Cashflow:

                               With respect to any Distribution Date, any Net Monthly Excess Cashflow will be paid to the classes of certificates in the following order of priority, in each case to the extent of the remaining Net Monthly Excess Cashflow:

                               1. To the Class II-A and Class II-M Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Extra Principal Distribution Amount, payable to such classes of certificates as part of the Principal Distribution Amount as described under "Principal Distributions" above;

                               2.  Sequentially, to the Class II-M-1, Class
                                   II-M-2, Class II-M-3, Class II-M-4, Class
                                   II-M-5, Class II-M-6, Class II-M-7 and Class
                                   II-M-8 Certificates, in that order, in each case in an amount equal to any Interest Carryforward Amount for each such class;

                               3. Sequentially, to the Class II-A-1 and Class II-A-2 Certificates, in an amount equal to the Unpaid Realized Loss Amount for each such class;

                               4.  Sequentially, to the Class II-M-1, Class
                                   II-M-2, Class II-M-3, Class II-M-4, Class
                                   II-M-5, Class II-M-6, Class II-M-7 and Class
                                   II-M-8 Certificates, in that order, in each case in an amount equal to the Unpaid Realized Loss Amount for each such class;

                               5. Pro rata, to the Class II-A-1 Certificates and Class II-A-2 Certificates, to the extent needed to pay any unpaid Net Rate Carryover for each such class;

                               6.  Sequentially, to the Class II-M-1, Class
                                   II-M-2, Class II-M-3, Class II-M-4, Class
                                   II-M-5, Class II-M-6, Class II-M-7 and Class
                                   II-M-8 Certificates, in that order, to the extent needed to pay any unpaid Net Rate Carryover for each such class;

                               7. To the Certificate Swap Account, the amount of any Defaulted Swap Termination Payment due to the Certificate Swap Provider under the Certificate Swap Agreement; and

                               8. To fund distributions to the holders of the Class II-CE and II-R Certificates in each case in the amounts specified in the pooling and servicing agreement.

Net Rate Carryover:            If on any Distribution Date, the Certificate
                               Interest Rate for any class of Offered
                               Certificates is based upon the Net Rate Cap, the sum of (x) the excess of (i) the amount of Accrued Certificate Interest that would otherwise have been distributable on that Distribution Date had the Certificate Interest Rate not been subject to the Net Rate Cap, over (ii) the amount of Accrued Certificate Interest distributable on such class of certificates on that Distribution
                               Date based on the Net Rate Cap and (y) the unpaid portion of any such excess described in clause
                               (x) from prior Distribution Dates (and related accrued interest at the then applicable
                               Certificate Interest Rate on that class of certificates, without giving effect to the Net
                               Rate Cap) is the "Net Rate Carryover" on those classes of certificates.

Net Rate Cap:                  With respect to any Distribution Date and any
                               class of Class II-A and Class II-M Certificates, the per annum rate equal to (a) the weighted average of the Net Mortgage Rates on the mortgage loans as of the end of the prior Due Period, weighted on the basis of the stated principal balances thereof as of the end of the prior Due
                               Period and adjusted to account for any Net Swap
                               Payments or Swap Termination Payments (other than a Defaulted Swap Termination Payment) payable from available funds to the Certificate Swap
                               Provider, times (b) a fraction equal to (x) 30 divided by (y) the actual number of days in the related Accrual Period.

Class II-A Principal           The Class II-A Principal Distribution Amount is
Distribution Amount:           an amount equal to the excess, if any, of (x) the
                               aggregate certificate principal balance of the Class II-A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 85.40% and (ii) the principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the Due Period minus the Overcollateralization Floor.

Class II-M-1 Principal         The Class II-M-1 Principal Distribution Amount is
Distribution Amount:           an amount equal to the  excess,  if any, of (x)
                               the sum of (i) the aggregate certificate principal balance of the Class II-A Certificates
                               (after taking into account the payment of the Class II-A Principal Distribution Amount) and
                               (ii) the certificate principal balance of the Class II-M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 88.00% and (ii) the principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus the Overcollateralization Floor.

Class II-M-2 Principal         The Class II-M-2 Principal Distribution Amount is
Distribution Amount:           an amount equal to the excess, if any, of (x)
                               the sum of (i) the aggregate certificate principal balance of the Class II-A and Class
                               II-M-1 Certificates (after taking into account the payment of the Class II-A and Class II-M-1
                               Principal Distribution Amount) and (ii) the
                               Certificate Principal Balance of the Class II-M-2
                               Certificates immediately prior to such
                               Distribution Date over (y) the lesser of (A) the product of (i) 90.40% and (ii) the principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus the Overcollateralization Floor.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                  February 21, 2007
BCAP LLC Trust, 2007-AA1, Group II
--------------------------------------------------------------------------------

Class II-M-3 Principal         The Class II-M-3 Principal Distribution Amount is
Distribution Amount:           an amount equal to excess, if any, of (x)
                               the the sum of (i) the aggregate certificate principal balance of the Class II-A, Class II-M-1 and Class II-M-2 Certificates (after taking into account the payment of the Class II-A, Class
                               II-M-1 and Class II-M-2 Principal Distribution
                               Amount) and (ii) the Certificate principal balance of the Class II-M-3 Certificates immediately prior to such Distribution Date over
                               (y) the lesser of (A) the product of (i) 91.80% and (ii) the principal balance of the mortgage loans as of the last day of the related Due
                               Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus the
                               Overcollateralization Floor.

Class II-M-4 Principal         The Class II-M-4 Principal Distribution Amount is
Distribution Amount:           an amount equal to the excess, if any, of (x) the
                               sum of (i) the aggregate certificate principal balance of the Class II-A, Class II-M-1, Class
                               II-M-2 and Class II-M-3 Certificates (after taking into account the payment of the Class
                               II-A, Class II-M-1, Class II-M-2 and Class II-M-3
                               Principal Distribution Amount) and (ii) the certificate principal balance of the Class II-M-4
                               Certificates immediately prior to such
                               Distribution Date over (y) the lesser of (A) the product of (i) 93.10% and (ii) the principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the related mortgage loans as of the last day of the related Due Period minus the Overcollateralization Floor.

Class II-M-5 Principal         The Class II-M-5 Principal Distribution Amount is
Distribution Amount:           an amount equal to the excess, if any, of (x) the
                               sum of (i) the aggregate certificate principal balance of the Class II-A, Class II-M-1, Class
                               II-M-2, Class II-M-3 and Class II-M-4
                               Certificates (after taking into account the payment of the Class II-A, Class II-M-1, Class
                               II-M-2, Class II-M-3 and Class II-M-4 Principal
                               Distribution Amount) and (ii) the certificate principal balance of the Class II-M-5
                               Certificates immediately prior to such
                               Distribution Date over (y) the lesser of (A) the product of (i) 94.30% and (ii) the principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the related mortgage loans as of the last day of the related Due Period minus the Overcollateralization Floor.

Class II-M-6 Principal         The Class II-M-6 Principal Distribution Amount is
Distribution Amount:           an amount equal to the excess, if any, of (x) the
                               sum of (i) the aggregate certificate principal balance of the Class II-A, Class II-M-1, Class
                               II-M-2, Class II-M-3 , Class II-M-4 and Class
                               II-M-5 Certificates (after taking into account the payment of the Class II-A, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4 and
                               Class II-M-5 Principal Distribution Amount) and
                               (ii) the certificate principal balance of the Class II-M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 96.40% and (ii) the principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the related mortgage loans as of the last day of the related Due Period minus the Overcollateralization Floor.

Class II-M-7 Principal         The Class II-M-7 Principal Distribution Amount is
Distribution Amount:           an amount equal to the excess, if any, of (x) the
                               sum of (i) the aggregate certificate principal balance of the Class II-A, Class II-M-1, Class
                               II-M-2, Class II-M-3, Class II-M-4, Class II-M-5 and Class II-M-6 Certificates (after taking into account the payment of the Class II-A, Class
                               II-M-1, Class II-M-2, Class II-M-3, Class II-M-4,
                               Class II-M-5 and Class II-M-6 Principal
                               Distribution Amount) and (ii) the certificate principal balance of the Class II-M-7
                               Certificates immediately prior to such
                               Distribution Date over (y) the lesser of (A) the product of (i) 97.70% and (ii) the principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the related mortgage loans as of the last day of the related Due Period minus the Overcollateralization Floor.

Class II-M-8 Principal         The Class II-M-8 Principal Distribution Amount is
Distribution Amount:           an amount equal to the excess, if any, of (x) the
                               sum of (i) the aggregate certificate principal balance of the Class II-A, Class II-M-1, Class
                               II-M-2, Class II-M-3, Class II-M-4, Class II-M-5,
                               Class II-M-6 and Class II-M-7 Certificates (after taking into account the payment of the Class
                               II-A, Class II-M-1, Class II-M-2, Class II-M-3,
                               Class II-M-4, Class II-M-5, Class II-M-6 and
                               Class II-M-7 Principal Distribution Amount) and
                               (ii) the certificate principal balance of the Class II-M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 99.00% and (ii) the principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the related mortgage loans as of the last day of the related Due Period minus the Overcollateralization Floor.

Total Monthly Excess Spread:   As to any Distribution Date equals the excess, if
                               any, of (x) the interest on the mortgage loans received by the Servicer on or prior to the related date of determination or advanced by the Servicer for the Servicer remittance date, net of the Servicing Fee and any payments made in respect of premium on lender paid mortgage insurance, over (y) the sum of the amount paid as interest to the Certificates at their respective interest rates and any Net Swap Payment and Swap
                               Termination Payment (other than a Defaulted Swap
                               Termination Payment) payable to the Certificate
                               Swap Provider from available funds.

Realized Losses:               With respect to any Distribution Date and any
                               defaulted mortgage loan, the excess of the Stated
                               Principal Balance of such defaulted mortgage loan over the liquidation proceeds allocated to principal that have been received with respect to such mortgage loan on or at any time prior to the Due Period after such mortgage loan has been liquidated.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                  February 21, 2007
BCAP LLC Trust, 2007-AA1, Group II
--------------------------------------------------------------------------------

Allocation of Losses:          After the credit enhancement provided by excess
                               cashflow and overcollateralization (if any) and interest rate support provided by Net Swap
                               Payments paid to the trust have been exhausted, collections otherwise payable to the Class II-M
                               Certificates will comprise the sole source of funds from which credit enhancement is provided to the Class II-A Certificates. Realized losses are allocated to the Class II-M Certificates, beginning with the Class II-M Certificates with the lowest distribution priority, until the class certificate balance of the Class II-M
                               Certificates has been reduced to zero. If the aggregate class certificate balance of the Class
                               II-M Certificates is reduced to zero, any realized losses on the mortgage loans will then be allocated to the Class II-A Certificates in the following order, first to Class II-A-2
                               Certificates and then to the Class II-A-1
                               Certificates.

Applied Realized Loss          If on any Distribution Date, after giving effect
Amounts:                       to the distributions described above, the
                               aggregate class certificate balance of the Offered Certificates exceeds the aggregate principal balance of the mortgage loans, the amount of such excess will be applied to reduce the class certificate balances of the Class
                               II-M-8, Class II-M-7 Class II-M-6, Class II-M-5,
                               Class II-M-4, Class II-M-3, Class II-M-2 and
                               Class II-M-1 Certificates, sequentially in that order, in each case until the class certificate balance of such class has been reduced to zero.
                               After the class certificate balances of the Class
                               II-M certificates have been reduced to zero, if the aggregate class certificate balance of the Class II-A certificates exceeds the aggregate principal balance of the mortgage loans, the amount of such excess will be applied to reduce the class certificate balances of the Class II-A
                               Certificates in the following order, first to the Class II-A-2 Certificates and then to the Class
                               II-A-1 Certificates. Any such reduction described in this paragraph is an "Applied Realized Loss
                               Amount."

                               Interest on any class of certificates, the class certificate balance of which has been reduced through the application of Applied Realized Loss Amounts as described above, will accrue for the related class of certificates on the class certificate balance as so reduced unless the class certificate balance is subsequently increased due to the allocation of subsequent recoveries to the class certificate balance of such class as is further described in "Priority of Payments - Net Monthly Excess Cashflow" above.

Unpaid Realized Loss Amount:   For any class of Certificates, (x) the portion of
                               the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the class certificate balance of that class due to the allocation of Subsequent
                               Recoveries to the class certificate balance of that class.

Subsequent Recoveries:         Unexpected recoveries received after the
                               determination by the Servicer that it has received all proceeds it expects to receive, with respect to the liquidation of a mortgage loan that resulted in a Realized Loss (other than the amount of such net recoveries representing any profit realized by the Servicer in connection with the liquidation of any mortgage loan and net of reimbursable expenses) in a month prior to the month of the receipt of such recoveries.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                  February 21, 2007
BCAP LLC Trust, 2007-AA1, Group II
--------------------------------------------------------------------------------

Certificate Swap Agreement:    On or before the closing date, the trust will
                               enter into an interest rate swap agreement with Barclays Bank PLC, as Certificate Swap Provider.
                               The trustee will be appointed to receive and distribute funds on behalf of the trust, pursuant to the Certificate Swap Agreement, and an account will be established to deposit funds so received
                               ("Certificate Swap Account"). On each payment date, the trustee, on behalf of the trust will be obligated to make fixed payments under the Certificate Swap Agreement at a rate of 5.240% per annum and the Certificate Swap Provider will be obligated to make floating payments at one-month LIBOR (as determined pursuant to the related Certificate Swap Agreement), in each case calculated on a notional amount equal to the applicable scheduled notional amount for the related payment date, adjusted to a monthly basis. With respect to each payment date, only the net amount of the two obligations will be paid by the appropriate party ("Net Swap
                               Payment").

                               To the extent that a fixed payment exceeds a floating payment on any payment date, amounts otherwise available to certificateholders will be applied to make a Net Swap Payment to the Certificate Swap Provider, and to the extent that a floating payment exceeds a fixed payment on any payment date, the Certificate Swap Provider will owe a Net Swap Payment to the trust. Any net amounts received by the trust under the Certificate Swap Agreement will be deposited in the Certificate Swap Account and applied to make payments as described in "Distributions from the Certificate Swap Account" below. The Certificate Swap Agreement will provide only temporary, limited protection against upward movements in One-Month LIBOR, and, to the extent described in this term sheet, may diminish the amount of basis risk shortfalls experienced by the Certificates during the periods the Certificate Swap Agreement is in effect, as specified in the Certificate Swap Agreement.

                               Upon early termination of either of the
                               Certificate Swap Agreement, the trust, or the swap provider may be liable to make a Swap Termination Payment to the other party (regardless of which party has caused the termination). A Swap Termination Payment will be computed in accordance with the procedures set forth in the Certificate Swap Agreement (any such payment, a "Swap Termination Payment"). In the event that the trust is required to make a Swap Termination Payment to the Certificate Swap Provider, such amount (to the extent not paid by the trustee from any upfront payment received pursuant to any replacement Certificate Swap Agreement that may be entered into by the trust) will be paid by the trust on the related payment date and on any subsequent payment dates until paid in full, prior to any distribution to the certificateholders, except for certain Swap Termination Payment resulting from an event of default or certain termination events with respect to the Certificate Swap Provider as will be further described in the prospectus supplement (a "Defaulted Swap Termination Payment"), for which payments by the trust to the Certificate Swap Provider will be subordinated to all distributions to the certificateholders.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                  February 21, 2007
BCAP LLC Trust, 2007-AA1, Group II
--------------------------------------------------------------------------------

Distributions from the         On or prior to each Distribution Date, following
Certificate Swap Account:      the distributions of Net Monthly Excess Cashflow
                               described under "Priority of Payments - Net
                               Monthly Excess Cashflow" above, the trustee shall distribute any amounts on deposit in the Certificate Swap Account in the following amounts and order of priority:

                               1.  to the Certificate Swap Provider, the sum of
                                   (x) all Net Swap Payments and (y) any Swap
                                   Termination Payment, other than a Defaulted
                                   Swap Termination Payment, if any, owed to the Certificate Swap Provider for that Distribution Date (to the extent not previously paid by a replacement swap provider);

                               2.  concurrently to the holders of the Class
                                   II-A-1 and Class II-A-2 Certificates, pro rata based on their respective entitlements, any remaining Accrued Certificate Interest and Interest Carryforward Amount;

                               3. sequentially, to the holders of the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7 and Class II-M-8 Certificates, in that order, in each case in an amount equal to any remaining Accrued Certificate Interest and Interest Carryforward Amount for such class;

                               4. concurrently, to the holders of the Class II-A-1 and Class II-A-2 Certificates, to the extent needed to pay any remaining Net Rate Carryover for each such class, pro rata, based on the amount of such remaining Net Rate Carryover;

                               5. sequentially, to the holders of the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7 and Class II-M-8 Certificates, in that order, to the extent needed to pay any remaining Net Rate Carryover for each such class;

                               6. to the extent not paid from available funds, from the Certificate Swap Account, to pay any principal on the Class II-A Certificates and on the Class II-M Certificates, in accordance with the principal payment provisions described above (under "Priority of Payments
                                   - Principal Distributions") in an amount necessary to restore the applicable Overcollateralization Target Amount as a result of current or prior Realized Losses not previously reimbursed;

                               7. sequentially, to the holders of the Class II-A-1 and Class II-A-2 Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for such class;

                               8. sequentially, to the holders of the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7 and Class II-M-8 Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for such class;

                               9.  to the Certificate Swap Provider, any
                                   Defaulted Swap Termination Payment owed to the Certificate Swap Provider for that Distribution Date; and

                               10. to the holders of the Class II-CE
                                   Certificates, any remaining amounts.

                               Following the distributions of amounts in the Certificate Swap Account pursuant to the priorities set forth above, the trustee will distribute any remaining amount on deposit in the Certificate Swap Account to the Certificate Swap Provider, only to the extent necessary to cover any Swap Termination Payment under the Certificate Swap Agreement due to a Defaulted Swap Termination Payment payable to the Swap Counterparty with respect to such Distribution Date.

Certificate Swap Provider:     Barclays Bank PLC ("Barclays").

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                  February 21, 2007
BCAP LLC Trust, 2007-AA1, Group II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Swap Agreement Balance Schedule
--------------------------------------------------------------------------------

--------------------------------------------------------------
   Period                 Date                  Notional
--------------------------------------------------------------
      1                 3/25/2007             $568,179,204.17
      2                 4/25/2007             $554,673,475.54
      3                 5/25/2007             $541,488,533.95
      4                 6/25/2007             $528,616,764.62
      5                 7/25/2007             $516,050,733.45
      6                 8/25/2007             $503,783,182.74
      7                 9/25/2007             $491,807,026.98
      8                10/25/2007             $480,115,348.79
      9                11/25/2007             $468,701,394.92
     10                12/25/2007             $457,558,572.36
     11                 1/25/2008             $446,680,444.55
     12                 2/25/2008             $436,060,727.64
     13                 3/25/2008             $425,693,286.89
     14                 4/25/2008             $415,572,133.15
     15                 5/25/2008             $405,691,419.36
     16                 6/25/2008             $396,045,437.22
     17                 7/25/2008             $386,628,613.88
     18                 8/25/2008             $377,435,508.73
     19                 9/25/2008             $368,460,810.27
     20                10/25/2008             $359,699,333.04
     21                11/25/2008             $351,146,014.63
     22                12/25/2008             $342,795,912.76
     23                 1/25/2009             $334,644,202.46
     24                 2/25/2009             $326,686,173.21
     25                 3/25/2009             $318,917,226.33
     26                 4/25/2009             $311,332,872.23
     27                 5/25/2009             $303,928,727.90
     28                 6/25/2009             $296,700,514.32
     29                 7/25/2009             $289,644,054.04
     30                 8/25/2009             $282,755,268.74
     31                 9/25/2009             $276,030,176.89
     32                10/25/2009             $269,464,891.46
     33                11/25/2009             $263,055,617.65
     34                12/25/2009             $256,798,650.76
     35                 1/25/2010             $250,690,373.97
     36                 2/25/2010             $244,727,256.34
     37                 3/25/2010             $238,905,850.72
     38                 4/25/2010             $233,222,791.77
     39                 5/25/2010             $227,674,794.02
     40                 6/25/2010             $222,258,650.00
     41                 7/25/2010             $216,971,228.36
     42                 8/25/2010             $211,809,472.05
--------------------------------------------------------------

--------------------------------------------------------------
   Period                Date                  Notional
--------------------------------------------------------------
     43                 9/25/2010             $206,770,396.63
     44                10/25/2010             $201,851,088.45
     45                11/25/2010             $197,048,703.04
     46                12/25/2010             $192,360,463.46
     47                 1/25/2011             $187,783,658.65
     48                 2/25/2011             $183,315,641.94
     49                 3/25/2011             $178,953,829.46
     50                 4/25/2011             $174,695,698.67
     51                 5/25/2011             $170,538,786.94
     52                 6/25/2011             $166,480,690.06
     53                 7/25/2011             $162,519,060.92
     54                 8/25/2011             $158,651,608.11
     55                 9/25/2011             $154,876,094.62
     56                10/25/2011             $151,156,778.25
     57                11/25/2011             $142,706,201.59
     58                12/25/2011             $130,141,677.99
     59                 1/25/2012             $121,480,942.99
     60                 2/25/2012              $33,475,426.81
     61                 3/25/2012              $32,677,604.18
     62                 4/25/2012              $31,898,769.32
     63                 5/25/2012              $31,138,470.84
     64                 6/25/2012              $30,396,268.03
     65                 7/25/2012              $29,671,730.67
     66                 8/25/2012              $28,964,438.78
     67                 9/25/2012              $28,273,982.31
     68                10/25/2012              $27,599,961.00
     69                11/25/2012              $26,941,984.05
     70                12/25/2012              $26,299,669.99
     71                 1/25/2013              $25,672,646.38
     72                 2/25/2013              $25,060,549.65
     73                 3/25/2013              $24,463,024.85
     74                 4/25/2013              $23,879,725.48
     75                 5/25/2013              $23,310,313.24
     76                 6/25/2013              $22,754,457.91
     77                 7/25/2013              $22,211,837.10
     78                 8/25/2013              $21,682,136.06
     79                 9/25/2013              $21,165,047.54
     80                10/25/2013              $20,660,271.58
     81                11/25/2013              $19,895,520.55
     82                12/25/2013              $18,634,613.11
     83                 1/25/2014               $3,060,581.88
     84                 2/25/2014                       $0.00
--------------------------------------------------------------

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                  February 21, 2007
BCAP LLC Trust, 2007-AA1, Group II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Interest Available Rate
--------------------------------------------------------------------------------

Interest Available Rate:       On any Distribution Date and any class of Offered
                               Certificates, the per annum rate equal to (a) the interest received from the mortgage loans adjusted to account for any Net Swap Payments or Swap Termination Payments payable the Certificate
                               Swap Provider divided by the aggregate principal balance of the mortgage loans and multiplied by
                               (b) a fraction equal to (x) 360 divided by (y) the actual number of days in the related Accrual
                               Period.

The information in the following table has been prepared in accordance with the following assumptions: (i) day count convention of Actual/360 is applied and
(ii) assumptions stated below. It is highly unlikely, however, that the prepayments on the mortgage loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the mortgage loans on any Distribution Date will conform to the corresponding rate set forth for that Distribution Date in the following table.

--------------------------------------------------------------------------------
                     AFC at 25% CPR                      AFC at 25% CPR
               incl. both Neg and Pos Swap         incl. both Neg and Pos Swap
Date         All Benchmarks at Pricing Rates          All Benchmarks at 20%
--------------------------------------------------------------------------------
25-Mar-07               6.58671                            21.26671
25-Apr-07               6.04432                            20.72432
25-May-07               6.06845                            20.74845
25-Jun-07               6.04429                            20.72429
25-Jul-07               6.06841                            20.74841
25-Aug-07               6.04426                            20.72426
25-Sep-07               6.04424                            20.72424
25-Oct-07               6.06837                            20.74837
25-Nov-07               6.04421                            20.72421
25-Dec-07               6.06833                            20.74833
25-Jan-08               6.04418                            20.72418
25-Feb-08               6.04416                            20.72416
25-Mar-08               6.09409                            20.77409
25-Apr-08               6.04413                            20.72413
25-May-08               6.06825                            20.74825
25-Jun-08               6.04410                            20.72410
25-Jul-08               6.06821                            20.74821
25-Aug-08               6.04406                            20.72406
25-Sep-08               6.04405                            20.72405
25-Oct-08               6.06816                            20.74816
25-Nov-08               6.04401                            20.72401
25-Dec-08               6.06813                            20.74813
25-Jan-09               6.04398                            20.72398
25-Feb-09               6.04396                            20.72396
25-Mar-09               6.12151                            20.80151
25-Apr-09               6.04392                            20.72392
25-May-09               6.06804                            20.74804
25-Jun-09               6.04389                            20.72389
25-Jul-09               6.06800                            20.74800
25-Aug-09               6.04385                            20.72385
25-Sep-09               6.04384                            20.72384
25-Oct-09               6.06794                            20.74794
25-Nov-09               6.04380                            20.72380
25-Dec-09               6.06791                            20.74791
25-Jan-10               6.04376                            20.72376
25-Feb-10               6.04374                            20.72374
25-Mar-10               6.12127                            20.80127
25-Apr-10               6.04371                            20.72371
25-May-10               6.06781                            20.74781
25-Jun-10               6.04367                            20.72367
25-Jul-10               6.06777                            20.74777
25-Aug-10               6.04363                            20.72363
25-Sep-10               6.04361                            20.72361
25-Oct-10               6.06771                            20.74771
25-Nov-10               6.04357                            20.72357
25-Dec-10               6.06767                            20.74767
25-Jan-11               6.04353                            20.72353
25-Feb-11               6.04351                            20.72351

--------------------------------------------------------------------------------
                    AFC at 25% CPR                     AFC at 25% CPR
              incl. both Neg and Pos Swap        incl. both Neg and Pos Swap
  Date      All Benchmarks at Pricing Rates         All Benchmarks at 20%
--------------------------------------------------------------------------------
25-Mar-11            6.12101                           20.80101
25-Apr-11            6.04347                           20.72347
25-May-11            6.06757                           20.74757
25-Jun-11            6.04343                           20.72343
25-Jul-11            6.06753                           20.74753
25-Aug-11            6.04339                           20.72339
25-Sep-11            6.04337                           20.72337
25-Oct-11            6.06761                           20.74530
25-Nov-11            6.09060                           20.39129
25-Dec-11            6.21587                           19.79544
25-Jan-12            6.22720                           19.34447
25-Feb-12            7.23270                           13.08920
25-Mar-12            7.64207                           13.65547
25-Apr-12            7.23274                           13.08892
25-May-12            7.43061                           13.36255
25-Jun-12            7.23278                           13.11960
25-Jul-12            7.43065                           13.39428
25-Aug-12            7.23281                           13.11932
25-Sep-12            7.23283                           13.11918
25-Oct-12            7.43071                           13.39386
25-Nov-12            7.23287                           13.11906
25-Dec-12            7.43075                           13.39460
25-Jan-13            7.23291                           13.12015
25-Feb-13            7.23293                           13.12001
25-Mar-13            7.86894                           14.00348
25-Apr-13            7.23297                           13.11972
25-May-13            7.43085                           13.39448
25-Jun-13            7.23300                           13.12023
25-Jul-13            7.43089                           13.39503
25-Aug-13            7.23304                           13.11993
25-Sep-13            7.23306                           13.11979
25-Oct-13            7.43096                           13.39460
25-Nov-13            7.23663                           13.08867
25-Dec-13            7.44230                           13.26971
25-Jan-14            7.50110                           11.05527
25-Feb-14            7.55466                           10.66395
25-Mar-14            8.36412                           11.80652
25-Apr-14            7.55472                           10.66395
25-May-14            7.80658                           11.01941
25-Jun-14            7.55478                           10.66394
25-Jul-14            7.80664                           11.02803
25-Aug-14            7.55484                           10.67229
25-Sep-14            7.55487                           10.67228
25-Oct-14            7.80673                           11.02802
25-Nov-14            7.55493                           10.67228
25-Dec-14            7.80680                           11.02802
25-Jan-15            7.55499                           10.67806
25-Feb-15            7.55503                           10.67805
-------------------------------------------------------------------------------


Assumes 1-month LIBOR, 6-month LIBOR, 1-year LIBOR and CMT remain constant at 5.320%, 5.388%, 5.367%, and 5.038%, respectively, and the cashflows are run to the Optional Clean-Up Call at the pricing speed. Reflects both payments made to and received from the Certificate Swap Provider.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                  February 21, 2007
BCAP LLC Trust, 2007-AA1, Group II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Excess Spread(1)(2)
--------------------------------------------------------------------------------

The information in the following table has been prepared in accordance with the following assumptions: (1) day count convention of actual/360 is applied, (2) prepayments on the mortgage loans will occur at the pricing prepayment assumption of 25% CPR, and (3) assumptions listed below. It is highly unlikely, however that prepayments on the mortgage loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the mortgage loans on any Distribution Date will conform to the corresponding rate set forth for that Distribution Date in the following table.

--------------------------------------------------
              Period            Excess Interest
--------------------------------------------------
            25-Mar-07              1.103%
            25-Apr-07              0.560%
            25-May-07              0.584%
            25-Jun-07              0.560%
            25-Jul-07              0.584%
            25-Aug-07              0.559%
            25-Sep-07              0.559%
            25-Oct-07              0.583%
            25-Nov-07              0.558%
            25-Dec-07              0.582%
            25-Jan-08              0.558%
            25-Feb-08              0.557%
            25-Mar-08              0.607%
            25-Apr-08              0.557%
            25-May-08              0.581%
            25-Jun-08              0.556%
            25-Jul-08              0.580%
            25-Aug-08              0.556%
            25-Sep-08              0.555%
            25-Oct-08              0.579%
            25-Nov-08              0.554%
            25-Dec-08              0.578%
            25-Jan-09              0.554%
            25-Feb-09              0.553%
            25-Mar-09              0.631%
            25-Apr-09              0.553%
            25-May-09              0.576%
            25-Jun-09              0.552%
            25-Jul-09              0.575%
            25-Aug-09              0.551%
            25-Sep-09              0.550%
            25-Oct-09              0.574%
            25-Nov-09              0.549%
            25-Dec-09              0.573%
            25-Jan-10              0.548%
            25-Feb-10              0.548%
            25-Mar-10              0.625%
            25-Apr-10              0.565%
            25-May-10              0.592%
            25-Jun-10              0.570%
            25-Jul-10              0.596%
            25-Aug-10              0.574%
            25-Sep-10              0.576%
            25-Oct-10              0.603%
            25-Nov-10              0.581%
            25-Dec-10              0.607%
            25-Jan-11              0.586%
            25-Feb-11              0.588%

--------------------------------------------------
              Period            Excess Interest
--------------------------------------------------
            25-Mar-11              0.668%
            25-Apr-11              0.593%
            25-May-11              0.620%
            25-Jun-11              0.599%
            25-Jul-11              0.626%
            25-Aug-11              0.604%
            25-Sep-11              0.607%
            25-Oct-11              0.635%
            25-Nov-11              0.661%
            25-Dec-11              0.789%
            25-Jan-12              0.804%
            25-Feb-12              1.813%
            25-Mar-12              2.225%
            25-Apr-12              1.820%
            25-May-12              2.021%
            25-Jun-12              1.827%
            25-Jul-12              2.029%
            25-Aug-12              1.835%
            25-Sep-12              1.839%
            25-Oct-12              2.041%
            25-Nov-12              1.847%
            25-Dec-12              2.049%
            25-Jan-13              1.856%
            25-Feb-13              1.860%
            25-Mar-13              2.501%
            25-Apr-13              1.870%
            25-May-13              2.072%
            25-Jun-13              1.879%
            25-Jul-13              2.082%
            25-Aug-13              1.890%
            25-Sep-13              1.895%
            25-Oct-13              2.098%
            25-Nov-13              1.910%
            25-Dec-13              2.121%
            25-Jan-14              2.186%
            25-Feb-14              2.245%
            25-Mar-14              3.060%
            25-Apr-14              2.257%
            25-May-14              2.514%
            25-Jun-14              2.269%
            25-Jul-14              2.527%
            25-Aug-14              2.282%
            25-Sep-14              2.288%
            25-Oct-14              2.547%
            25-Nov-14              2.302%
            25-Dec-14              2.561%
            25-Jan-15              2.317%
            25-Feb-15              2.324%
--------------------------------------------------

(1) Assumes 1-month LIBOR, 6-month LIBOR, 1-year LIBOR and CMT remain constant at 5.320%, 5.388%, 5.367%, and 5.038%, respectively, and the cashflows are run to the Optional Clean-Up Call at the pricing speed.

(2) Calculated as (a) interest on the collateral (net of the trust administration fees, servicing fees, monthly rebates payable to borrowers, swap payment owed to the Certificate Swap Provider) plus swap payment received by the trust less total interest (including Net Rate Carryover) on the Offered Certificates divided by (b) collateral balance as of the beginning period, such amount multiplied by 360 divided by the actual number of days in the related Accrual Period.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                  February 21, 2007
BCAP LLC Trust, 2007-AA1, Group II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Sensitivity Table - To Call
--------------------------------------------------------------------------------

The assumptions for the sensitivity table below are as follows:

|X|   The pricing prepayment assumptions as per below are applied

|X| 1-month LIBOR, 6-month LIBOR, 1-year LIBOR, CMT remain static at 5.320%, 5.388%, 5.367% and 5.038%, respectively

|X|   10% Clean Up Call is exercised

                                  --------------------------------------------------------------------------------------------------
                                    10% CPR       15% CPR        25% CPR          30% CPR       35% CPR        45% CPR      55% CPR
                                  --------------------------------------------------------------------------------------------------
Class II-A-1    WAL                    7.57          5.18           2.98             2.41          1.97           1.39         1.02
                First Prin Pay            1             1              1                1             1              1            1
                Last Prin Pay           227           163             96               78            64             47           35
                                  --------------------------------------------------------------------------------------------------
                                    10% CPR       15% CPR        25% CPR          30% CPR       35% CPR        45% CPR      55% CPR
                                  --------------------------------------------------------------------------------------------------
Class II-A-2    WAL                    7.57          5.18           2.98             2.41          1.97           1.39         1.02
                First Prin Pay            1             1              1                1             1              1            1
                Last Prin Pay           227           163             96               78            64             47           35
                                  --------------------------------------------------------------------------------------------------
                                    10% CPR       15% CPR        25% CPR          30% CPR       35% CPR        45% CPR      55% CPR
                                  --------------------------------------------------------------------------------------------------
Class II-M-1    WAL                   13.02          9.00           5.27             4.46          3.98           3.71         2.91
                First Prin Pay           78            51             38               39            40             43           35
                Last Prin Pay           227           163             96               78            64             47           35
                                  --------------------------------------------------------------------------------------------------
                                    10% CPR       15% CPR        25% CPR          30% CPR       35% CPR        45% CPR      55% CPR
                                  --------------------------------------------------------------------------------------------------
Class II-M-2    WAL                   13.02          9.00           5.26             4.44          3.95           3.60         2.91
                First Prin Pay           78            51             37               38            39             41           35
                Last Prin Pay           227           163             96               78            64             47           35
                                  --------------------------------------------------------------------------------------------------
                                    10% CPR       15% CPR        25% CPR          30% CPR       35% CPR        45% CPR      55% CPR
                                  --------------------------------------------------------------------------------------------------
Class II-M-3    WAL                   13.02          9.00           5.26             4.43          3.93           3.52         2.91
                First Prin Pay           78            51             37               38            39             40           35
                Last Prin Pay           227           163             96               78            64             47           35
                                  --------------------------------------------------------------------------------------------------
                                    10% CPR       15% CPR        25% CPR          30% CPR       35% CPR        45% CPR      55% CPR
                                  --------------------------------------------------------------------------------------------------
Class II-M-4    WAL                   13.02          9.00           5.26             4.43          3.90           3.46         2.91
                First Prin Pay           78            51             37               38            38             40           35
                Last Prin Pay           227           163             96               78            64             47           35
                                  --------------------------------------------------------------------------------------------------
                                    10% CPR       15% CPR        25% CPR          30% CPR       35% CPR        45% CPR      55% CPR
                                  --------------------------------------------------------------------------------------------------
Class II-M-5    WAL                   13.02          9.00           5.26             4.43          3.89           3.43         2.91
                First Prin Pay           78            51             37               37            38             39           35
                Last Prin Pay           227           163             96               78            64             47           35
                                  --------------------------------------------------------------------------------------------------
                                    10% CPR       15% CPR        25% CPR          30% CPR       35% CPR        45% CPR      55% CPR
                                  --------------------------------------------------------------------------------------------------
Class II-M-6    WAL                   12.87          8.88           5.18             4.34          3.83           3.34         2.91
                First Prin Pay           78            51             37               37            37             38           35
                Last Prin Pay           227           163             96               78            64             47           35
                                  --------------------------------------------------------------------------------------------------
                                    10% CPR       15% CPR        25% CPR          30% CPR       35% CPR        45% CPR      55% CPR
                                  --------------------------------------------------------------------------------------------------
Class II-M-7    WAL                   12.04          8.22           4.76             4.00          3.52           3.15         2.91
                First Prin Pay           78            51             37               37            37             37           35
                Last Prin Pay           201           142             82               67            55             40           35
                                  --------------------------------------------------------------------------------------------------
                                    10% CPR       15% CPR        25% CPR          30% CPR       35% CPR        45% CPR      55% CPR
                                  --------------------------------------------------------------------------------------------------
Class II-M-8    WAL                    9.73          6.46           3.78             3.32          3.12           3.08         2.91
                First Prin Pay           78            51             37               37            37             37           35
                Last Prin Pay           163           112             64               52            43             37           35

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                  February 21, 2007
BCAP LLC Trust, 2007-AA1, Group II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Sensitivity Table - To Maturity
--------------------------------------------------------------------------------

The assumptions for the sensitivity table below are as follows:

|X|   The pricing prepayment assumptions as per below are applied

|X| 1-month LIBOR, 6-month LIBOR, 1-year LIBOR, CMT remain static at 5.320%, 5.388%, 5.367% and 5.038%, respectively

|X|   10% Clean Up Call is not exercised

                                       ---------------------------------------------------------------------------------------------
                                       10% CPR     15% CPR      25% CPR      30% CPR       35% CPR       45% CPR          55% CPR
                                       ---------------------------------------------------------------------------------------------
Class II-A-1    WAL                       7.96        5.57         3.26         2.63          2.17          1.52             1.07
                First Prin Pay               1           1            1            1             1             1                1
                Last Prin Pay              347         312          211          174           146           107               80
                                       ---------------------------------------------------------------------------------------------
                                       10% CPR     15% CPR      25% CPR      30% CPR       35% CPR       45% CPR          55% CPR
                                       ---------------------------------------------------------------------------------------------
Class II-A-2    WAL                       7.96        5.57         3.26         2.63          2.17          1.52             1.07
                First Prin Pay               1           1            1            1             1             1                1
                Last Prin Pay              347         312          211          174           146           107               80
                                       ---------------------------------------------------------------------------------------------
                                       10% CPR     15% CPR      25% CPR      30% CPR       35% CPR       45% CPR          55% CPR
                                       ---------------------------------------------------------------------------------------------
Class II-M-1    WAL                      13.69        9.62         5.70         4.81          4.28          3.91             4.46
                First Prin Pay              78          51           38           39            40            43               50
                Last Prin Pay              293         226          139          114            94            68               57
                                       ---------------------------------------------------------------------------------------------
                                       10% CPR     15% CPR      25% CPR      30% CPR       35% CPR       45% CPR          55% CPR
                                       ---------------------------------------------------------------------------------------------
Class II-M-2    WAL                      13.61        9.54         5.63         4.74          4.20          3.77             4.01
                First Prin Pay              78          51           37           38            39            41               46
                Last Prin Pay              283         215          131          107            89            64               50
                                       ---------------------------------------------------------------------------------------------
                                       10% CPR     15% CPR      25% CPR      30% CPR       35% CPR       45% CPR          55% CPR
                                       ---------------------------------------------------------------------------------------------
Class II-M-3    WAL                      13.52        9.44         5.56         4.67          4.14          3.66             3.75
                First Prin Pay              78          51           37           38            39            40               44
                Last Prin Pay              270         202          123          100            83            60               46
                                       ---------------------------------------------------------------------------------------------
                                       10% CPR     15% CPR      25% CPR      30% CPR       35% CPR       45% CPR          55% CPR
                                       ---------------------------------------------------------------------------------------------
Class II-M-4    WAL                      13.41        9.34         5.49         4.62          4.07          3.57             3.60
                First Prin Pay              78          51           37           38            38            40               42
                Last Prin Pay              261         193          117           94            78            57               44
                                       ---------------------------------------------------------------------------------------------
                                       10% CPR     15% CPR      25% CPR      30% CPR       35% CPR       45% CPR          55% CPR
                                       ---------------------------------------------------------------------------------------------
Class II-M-5    WAL                      13.26        9.21         5.40         4.54          3.99          3.49             3.46
                First Prin Pay              78          51           37           37            38            39               41
                Last Prin Pay              249         183          109           88            73            53               42
                                       ---------------------------------------------------------------------------------------------
                                       10% CPR     15% CPR      25% CPR      30% CPR       35% CPR       45% CPR          55% CPR
                                       ---------------------------------------------------------------------------------------------
Class II-M-6    WAL                      12.89        8.90         5.19         4.35          3.85          3.34             3.32
                First Prin Pay              78          51           37           37            37            38               39
                Last Prin Pay              236         171          101           82            68            49               41
                                       ---------------------------------------------------------------------------------------------
                                       10% CPR     15% CPR      25% CPR      30% CPR       35% CPR       45% CPR          55% CPR
                                       ---------------------------------------------------------------------------------------------
Class II-M-7    WAL                      12.04        8.22         4.76         4.00          3.52          3.15             3.18
                First Prin Pay              78          51           37           37            37            37               38
                Last Prin Pay              201         142           82           67            55            40               39
                                       ---------------------------------------------------------------------------------------------
                                       10% CPR     15% CPR      25% CPR      30% CPR       35% CPR       45% CPR          55% CPR
                                       ---------------------------------------------------------------------------------------------
Class II-M-8    WAL                       9.73        6.46         3.78         3.32          3.12          3.08             3.09
                First Prin Pay              78          51           37           37            37            37               37
                Last Prin Pay              163         112           64           52            43            37               38

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                  February 21, 2007
BCAP LLC Trust, 2007-AA1, Group II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Breakeven Analysis
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                               Static
------------------------------------------------------------------------------------------------------------------------------------
Class                   II-M-1       II-M-2       II-M-3       II-M-4    II-M-5     II-M-6            II-M-7            II-M-8
Rating (M/S)            Aa1/AA+      Aa2/AA       Aa3/AA-       A1/A+     A2/A     Baa1/BBB+         Baa3/BBB           NR/BBB-

Loss Severity             25%          25%          25%          25%       25%        25%               25%               25%
Indices                 Static       Static       Static       Static    Static     Static            Static            Static
Default (CDR)            11.75        9.59         8.42         7.38      6.44       4.90              4.14              3.40
Collateral Loss (%)      7.58         6.50         5.86         5.27      4.71       3.73              3.21              2.69
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                               Forward
------------------------------------------------------------------------------------------------------------------------------------
Class                   II-M-1       II-M-2      II-M-3      II-M-4     II-M-5     II-M-6            II-M-7            II-M-8
Rating (M/S)            Aa1/AA+      Aa2/AA      Aa3/AA-      A1/A+      A2/A     Baa1/BBB+         Baa3/BBB           NR/BBB-

Loss Severity             25%          25%         25%         25%        25%        25%               25%               25%
Indices                 Forward      Forward     Forward     Forward    Forward    Forward           Forward           Forward
Default (CDR)            11.61        9.50        8.36        7.34       6.43       4.95              4.20              3.47
Collateral Loss (%)      7.51         6.45        5.83        5.25       4.70       3.76              3.25              2.74
------------------------------------------------------------------------------------------------------------------------------------

Assumptions
  Run at pricing speed assumption of 25% CPR to Maturity
  All Trigger Events Failing
  12 month lag to recovery
  "Break" is CDR that is before the first dollar of loss on the related bond Defaults are in addition to prepayments
  Servicer advances 100% principal and interest until liquidation

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                  February 21, 2007
BCAP LLC Trust, 2007-AA1, Group II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Contact Information
--------------------------------------------------------------------------------

                        Barclays Capital

-------------------------------------------------------------------
ABS Finance
-------------------------------------------------------------------
Jay Kim                                   (212) 412-7621
                                          jay.kim@barcap.com
Glen Greeley                              (212) 412-6741
                                          glen.greeley@barcap.com
Michael Dryden                            (212) 412-7539
                                          michael.dryden@barcap.com
Julie Park                                (212) 412-1134
                                          julie.park@barcap.com
Alison Cohen                              (212) 412-6906
                                          alison.cohen@barcap.com
-------------------------------------------------------------------
Structure & Collateral
-------------------------------------------------------------------
Maggie Jiang                              (212) 412-6894
                                          maggie.jiang@barcap.com
Belinda Torres                            (212) 412-7592
                                          belinda.torres@barcap.com
Martin Akguc                              (212) 412-2442
                                          martin.akguc@barcap.com
Dan King                                  (212) 412-3676
                                          daniel.king@barcap.com
Reema Gupta                               (212) 412-5188
                                          reema.gupta@barcap.com
-------------------------------------------------------------------
Trading
-------------------------------------------------------------------
Steve Cozine                              (212) 412-1316
                                          steve.cozine@barcap.com
Bret Ackerman                             (212) 412-5318
                                          bret.ackerman@barcap.com
Rich Chung                                (212) 412-5332
                                          richard.chung@barcap.com
-------------------------------------------------------------------

                                 Rating Agencies

-------------------------------------------------------------------
Standard & Poor's
-------------------------------------------------------------------
Jonathan Conon                            (212) 438-2037
                                          jonathan_conon@sandp.com
-------------------------------------------------------------------
Moody's
-------------------------------------------------------------------
Stephanie Poage                           (415) 274-1741
                                          stephanie.poage@moodys.com
-------------------------------------------------------------------